EXHIBIT 21.1

SUBSIDIARY OF THE REGISTRANT

NAME	PERCENT OF OWNERSHIP	JURISDICTION OF ORGANIZATION
AmeriServ Financial Bank 216 Franklin Street Johnstown, PA 15901-1911	100%	Commonwealth of Pennsylvania